UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

STEMGEN, INC.
(Exact name of Registrant as specified in charter)

Delaware	0-21555	54-1812385
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Town and Country Blvd, Suite 300
Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

(832) 431-3292
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 27, 2018, our Board of Directors elected John David Walls as a director of the Company. Mr. Walls was also appointed as president, chief executive officers, secretary, treasurer, and chief accounting officer of the Company.

Additionally, effective February 27, 2018, Gaurav Hazra and Nachu Anbil resigned from all positions held with the Company in order to pursue other interests. The resignations were not as a result of any disagreements with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEMGEN, INC. (Registrant)

Signature	Title	Date

/s/ John David Walls	Chief Executive Officer	February 28, 2018
John David Walls